PARAMCO FINANCIAL GROUP, INC.
                     4610 SO. ULSTER STREET
                            SUITE 150
                     DENVER, COLORADO 80237
                    TELEPHONE (720) 528-7303
                       FAX (720) 851-8905

                          PRESS RELEASE

Contact Person:  Douglas G. Gregg, Chief Executive Officer
Symbol:  OTCBB:  PFDE

        PARAMCO FINANCIAL GROUP, INC., ANNULS CLOSING AND
        AMENDS CLOSING DATE FOR ACQUISITION AGREEMENT OF
             WOODLANDS S.A. FINANCIAL SERVICES, INC.

Denver, Colorado, May 6, 22003 - Douglas G. Gregg, Chief Executive of Paramco Financial Group, Inc., (OTCBB: PFDE)
announced today that it has annulled the previously announced closing of the acquisition of Woodlands S. A. Financial Services, Inc. ("Woodlands"). The closing of the acquisition has been postponed to a date not later than August 28, 2003. The reason for the annulment is that the audit of Woodlands' annual financial statements would not be completed in time for Paramco to file its quarterly report for its March 31, 2003, quarter.

For further information about Paramco Financial Group, Inc., please look at its website, http://www.paramco.net.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Paramco Financial Group, Inc., with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The
Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.